UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

DSE FISHMAN, INC
(Exact name of registrant as specified in its charter)

Nevada	000-27339	20-4512574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of principal executive offices) (Zip Code)

(714) 765-0012
(Registrant’s telephone number, including area code)

______________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On Monday, May 19, 2008, the Registrant entered into a Joint Venture Agreement dated as of May 12, 2008 by and between the Registrant and ICE Conversions, Inc., a California corporation, which is filed herewith as Exhibit 2.1 and is incorporated herein by this reference.

Pursuant to the joint venture agreement, the Registrant and ICE Conversions, Inc. will organize a limited liability company that will constitute the joint venture.  The Registrant will be allocated 80% of the profit or loss of the joint venture, after expenses incurred by the joint venture. The joint venture will be named Force Fuels CA LLC.  The Registrant intends to change its name to Force Fuels, Inc.

The joint venture will operate a business of developing and, after development, manufacturing and marketing certain motor vehicles powered by hydrogen fuel cells.

The Registrant has undertaken to raise and contribute an aggregate amount of $5,000,000 of capital to the joint venture, comprised of at least $500,000 by August 10, 2008, a total (including the previous amount) of at least $1,500,000 by November 8, 2008, and the entire amount by May 12, 2009.

Upon completion of the transaction contemplated in the joint venture agreement, the Registrant intends to issue a total of 4,000,000 shares of its common stock, of which 2,500,000 shares are to be granted under an employment arrangement described below and 1,500,000 shares are to be issued to ICE Conversions, Inc.  The Registrant intends to rely upon Section 4(2) and Rule 506 of Regulation D as applicable exemptions from the registration requirements under the Securities Act of 1933.

The issuance of such shares is anticipated to result in a change in control of the Registrant.

The joint venture agreement anticipates that a compensation arrangement will be entered into with the president of the joint venture, which provides for a salary at the annual rate of $180,000 plus a stock bonus of 2,500,000 shares.

The transactions contemplated by the Joint Venture Agreement, which include the formation of the limited liability company, the execution and delivery of a license from ICE Conversions, Inc., the issuances of the Registrant's shares, and the execution of an employment agreement, are intended to be completed as soon as reasonably practicable.  Upon completion of the transaction contemplated by the Joint Venture Agreement, the Registrant intends to provide further information, in an amendment of this Form 8-K.

The descriptions set forth or incorporated herein are subject in their entirety to the complete terms of the joint venture agreement.

Item 9.01  Financial Statements and Exhibits.

Exhibits

No.	Description
2.1	Joint Venture Agreement dated as of May 12, 2008 by and between the Registrant and ICE Conversions, Inc., a California corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DSE Fishman, Inc.
(Registrant)

Date: May 23, 2008	/s/ THOMAS HEMINGWAY
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Joint Venture Agreement dated as of May 12, 2008 by and between the Registrant and ICE Conversions, Inc., a California corporation